Exhibit 99.1

Boston, United States Sydney, Australia 20 September 2018 AEST	GI Dynamics Announces AUD $6.9m Private Placement To Be Completed in Two Tranches

BOSTON and SYDNEY — 20 September 2018 — GI Dynamics, Inc. (ASX:GID), a medical device company that is developing EndoBarrier for patients diagnosed with type 2 diabetes and obesity, is pleased to announce it has received binding commitments for a private placement of 347,222,250 CHESS Depositary Interests (CDIs) of the Company (representing 6,944,445 shares of common stock) at an issue price of AUD $0.020 per CDI to certain sophisticated and professional investors in Australia, the United States, and the United Kingdom to raise approximately AUD $6.944 million (representing approximately USD $5 million using an exchange rate of USD $0.72 per AUD) (Placement).

The issue of CDIs under the Placement will occur in two tranches. The CDIs to be issued under the first tranche will be issued on or before 25 September 2018, resulting in a raise of AUD $3,000,000 (USD $2,160,000) by the issue of 150,000,000 CDIs (representing 3,000,000 shares of common stock) (Tranche 1). The second tranche, expected to result in the raising of AUD $3,944,445 (USD $2,840,000) by the issue of 197,222,250 CDIs (representing 3,944,445 shares of common stock) will be subject to shareholder approval at a special meeting of shareholders (Special Meeting) (Tranche 2). The Special Meeting date will be announced concurrently with the filing of the proxy. Please refer to the Company’s Special Meeting proxy statement that will be available on the Company’s website once it is issued.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

The funds raised under the Placement will be used by GI Dynamics to fund the continued development of EndoBarrier, to prepare for the U.S. pivotal trial of EndoBarrier, and for general working capital purposes.

“We are focused on the U.S. pivotal trial of EndoBarrier, with expected patient enrollment to begin during Q1 2019,” said Scott Schorer, president and chief executive officer of GI Dynamics. “We continue to work towards conducting additional clinical studies and

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partnerships outside the U.S., regaining our CE Mark, and seeking additional capital to fund clinical studies and company operations.”

“With the U.S. Food and Drug Administration (FDA) approval of the EndoBarrier Investigational Device Exemption (IDE) application, we are now embarking on an exciting new phase of development at GI Dynamics,” said Schorer. “We will keep the public informed as we continue to hit milestones and further develop EndoBarrier as a front-line treatment for patients diagnosed with type 2 diabetes.”

Placement

The CDIs under Tranche 1 of the Placement comprise 150,000,000 CDIs (representing 3,000,000 shares of common stock). The CDIs will be issued on or before 25 September 2018 and will rank equally in all respects with CDIs on issue at the time of allotment.

The 92,498,257 CDIs under Tranche 1 will be issued under the Company’s existing ASX Listing Rule 7.1 placement capacity (7.1 Capacity).

The remaining 57,501,743 CDIs under Tranche 1 will be issued under the Company’s existing ASX Listing Rule 7.1A placement capacity (7.1A Capacity). As such, shareholder approval for the issue of the Tranche 1 CDIs is not required.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

The Company provides the following information pursuant to ASX Listing Rule 3.10.5A and 7.1A.4(b):

•  57,501,743 CDIs are being issued pursuant to the Company’s 7.1A Capacity (7.1A Placement);

•  The CDIs being issued under the 7.1A Placement represent 9.32% of the capital of the Company (on an undiluted basis);

•  The overall interest of holders of CDIs (other than the participating investor who is already a CDI holder in GID) will therefore be diluted by 9.32% following the 7.1A Placement;

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•  GID has determined to issue CDIs in a Placement to the sophisticated investor (rather than as a pro rata issue) as this was considered to be the most efficient and expedient mechanism for raising capital in a timely manner;

•  The issue of CDIs under Tranche 1 of the Placement was not underwritten; and

•  No broker fees or commissions are being paid by GID in connection with the Placement.

The CDIs that have been subscribed for under Tranche 2 of the Placement comprise 197,222,250 CDIs (representing 3,944,445 shares of common stock) are subject to shareholder approval at the upcoming Special Meeting. It is expected that the Tranche 2 CDIs will be issued within 3 business days of the date of the Special Meeting (should shareholder approval be obtained) and will rank equally in all respects with CDIs on issue at the time of allotment.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Proposed Reverse Stock Split

GI Dynamics is in the early stages of considering whether to seek a listing on The Nasdaq Capital Market (Nasdaq) or London Stock Exchange (LSE) or another exchange. In order to satisfy certain Nasdaq, LSE or other exchange listing requirements, GI Dynamics is also considering effecting a reverse stock split that would reduce the number of shares of common stock outstanding and the total number of shares of capital stock that GI Dynamics is authorized to issue, and proportionately increase the trading price of its outstanding shares of common stock. The ratio by which the authorized and outstanding shares of common stock would be reduced is to be determined by the GI Dynamics’ board of directors and is subject to shareholder approval, which is expected to be sought at the Special Meeting. As part of any reverse stock split of the common stock, GI Dynamics may also consider effecting a simultaneous consolidation of the CDIs on issue as well as amend the current common stock to CDI ratio (which is currently 1 share of common stock = 50 CDIs).

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Effect of the Placement on 2017 and 2018 Convertible Notes and 2018 Warrant previously issued to Crystal Amber Fund Limited

As the issue price of AUD $0.020 per CDI (representing USD $0.144 using an exchange rate of USD $0.72 per AUD) in the Placement is less than the USD $0.18 conversion price in the 2018 Convertible Note and the USD $0.18 exercise price in the 2018 Warrant, both issued to Crystal Amber Fund Limited (Crystal Amber):

•  The conversion price in the 2018 Convertible Note will be decreased to USD $0.144 as of the closing of Tranche 1 of the Placement, resulting in a proportionate increase in the number of CDIs currently issuable upon conversion of the 2018 Convertible Note; and

•  The exercise price in the 2018 Warrant will be decreased to USD $0.144 as of the closing of Tranche 1 of the Placement (without any change to the number of CDIs currently issuable upon exercise of the 2018 Warrant).

Crystal Amber has the right to convert its 2017 Convertible Note into CDIs at any time prior to maturity at a conversion price equal to the volume weighted average closing price per CDI on the ASX over the five trading days prior to conversion. However, if such volume weighted average closing price per CDI on the ASX is more than AUD $0.020 for the five trading day period preceding the issuance of the CDIs in the Placement, Crystal Amber shall have a 30-day option, upon such issuance, to convert the 2017 Convertible Note at a reduced conversion price (but no less than AUD $0.020 per CDI), resulting in a proportionate increase in the number of CDIs issuable upon conversion of the 2017 Convertible Note, subject to limitations in the 2017 Convertible Note.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Restrictions on Resale of Securities in the United States

The securities to be offered have not been registered under the Securities Act of 1933, as amended (Act), or any state securities laws, and until so registered may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state securities laws. This announcement is not an offer to sell, nor a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale

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would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction or an applicable exemption therefrom.

About GI Dynamics

GI Dynamics Inc. (ASX: GID) is the developer of EndoBarrier, an endoscopically delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigative use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit gidynamics.com.

Forward-Looking Statements

The announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to raise sufficient additional funds to continue operations and to conduct the planned clinical trial of EndoBarrier in the United States (GID 18-1 Trial); our ability to execute the GID 18-1 Trial under FDA IDE; our ability to enlist clinical trial sites and enroll patients in accordance with the GID 18-1 Trial; the risk that the FDA stops the GID 18-1 Trial early as a result of the occurrence of certain safety events or does not approve an expansion of the GID 18-1 Trial; our ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber Fund Limited, including our obligations to make payment on the relevant notes that are due in December 2018; obtaining and maintaining regulatory approvals required to market

Boston, United States Sydney, Australia 20 September 2018 AEST	and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.
Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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